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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WHEELING-PITTSBURGH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
ABOUT THE MEETING
INSTRUCTIONS FOR HOLDERS OF COMMON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WHEELING-PITTSBURGH CORPORATION, NASDAQ U.S. INDEX AND S&P STEEL INDEX
SOLICITATION STATEMENT
STOCKHOLDER PROPOSALS
COMMUNICATIONS WITH BOARD OF DIRECTORS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
APPENDIX A

WHEELING-PITTSBURGH CORPORATION
1134 Market Street
Wheeling, West Virginia 26003
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held
August 4, 2005
To The Holders of Our Common Stock:
      We invite you to attend our Annual Meeting of Stockholders that will be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, 15231, on Thursday, August 4, 2005, at 10:00 a.m. local time.
      The purpose of the meeting is as follows:

(1) To elect seven persons to the Board of Directors (three persons as Class 1 Directors and four persons as Class 2 Directors) to serve for a term expiring on the date of the Company’s 2006 annual meeting of stockholders; and

(2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.
      This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives information about our director nominees.
      Only record holders of Wheeling-Pittsburgh Corporation common stock at the close of business on June 24, 2005 will be entitled to vote on the foregoing matters at the annual meeting. Even if you only own a few shares of common stock, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope. As indicated in the accompanying proxy statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wheeling-Pittsburgh Corporation common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the proxy card.
      We have also provided you with the exact place and time of the meeting if you wish to attend in person.

By order of the Board of Directors,

John W. Testa
Secretary
Wheeling, West Virginia
June 29, 2005

PROXY STATEMENT
OF
WHEELING-PITTSBURGH CORPORATION
1134 Market Street
Wheeling, West Virginia 26003
ANNUAL MEETING OF STOCKHOLDERS
August 4, 2005
GENERAL INFORMATION
      This statement is furnished to the stockholders of Wheeling-Pittsburgh Corporation (the “Company” or “WPC”) in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Company, which will be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania, 15231, at 10:00 a.m. local time on Thursday, August 4, 2005, and at any postponement or adjournment thereof. This statement is first being mailed to the stockholders on or about June 30, 2005.
ABOUT THE MEETING
What is the Purpose of the Annual Meeting?
      At the Company’s annual meeting, holders of our common stock will hear an update on the Company’s operations, have a chance to meet the directors and executive officers and will act on the following matters:

(1) To elect seven persons to the Board of Directors (three persons as Class 1 Directors and four persons as Class 2 Directors) to serve for a term expiring on the date of the Company’s 2006 annual meeting of stockholders; and

(2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.
Who may Vote?
      Holders of the outstanding shares of common stock of Wheeling-Pittsburgh Corporation, as recorded in our stock register at the close of business on June 24, 2005 (the “Record Date”), may vote at the meeting. As of the Record Date we had 14,593,264 outstanding shares of common stock eligible to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
Stockholder List
      A list of stockholders entitled to vote will be available during business hours for 10 days prior to the annual meeting at the Company’s principal executive offices located at 1134 Market Street, Wheeling, West Virginia, for examination by any stockholder for any legally valid purpose.
Attending the Annual Meeting in Person
      Only holders of the Company’s common stock, their proxy holders, and our invited guests may attend the meeting. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo to the meeting. For example, you could bring an account statement showing that you beneficially owned Wheeling-Pittsburgh Corporation shares as of the Record Date as acceptable proof of ownership.

INSTRUCTIONS FOR HOLDERS OF COMMON STOCK
How to Vote in Person or by Proxy
      You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.
How to Vote by Telephone or the Internet
      Holders of the Company’s common stock whose shares are registered directly on the books of the Company may vote either by telephone or the Internet. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card and returned it by mail. Instructions for registered stockholders interested in voting by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by telephone or over the Internet. If your voting form does not reference telephone or Internet information, please complete and return the paper form in the self-addressed, postage paid envelope provided.
How Proxies Work
      Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against any other proposal or abstain from voting.
      Proxies submitted by mail, telephone or Internet will be voted by the individuals named on the proxy card in the manner you direct. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations in favor of all our director nominees.
      You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.
Revoking a Proxy
      You may revoke your proxy and change your vote at any time before the proxy is exercised by taking any of the following actions. First, you may submit a new proxy with a later date before the existing proxy is voted. Secondly, you may vote in person at the meeting. You should note that your attendance at the meeting will not by itself revoke a previously granted proxy. Lastly, you may notify our Corporate Secretary in writing at 1134 Market Street, Wheeling, West Virginia 26003 that you revoke your proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee.
Quorum
      In order to act on the proposals described herein, we must have a quorum of shares of our common stock. This means at least a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the annual meeting must be represented at the meeting, either by proxy or in person. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Votes Needed
      The Company had a total of 14,593,264 shares of outstanding common stock as of the Record Date. Under the Company’s Amended and Restated By-laws, the director nominees receiving a plurality of the votes cast during the meeting will be elected to serve a term expiring on the date of the Company’s 2006 annual meeting of stockholders and until their respective successors shall have been elected and qualified. This means that the seven nominees for director receiving the highest number of votes cast for the election of directors by the holders of the Company’s common stock present in person or voting by proxy, a quorum present, will be elected as directors. For other proposals to be approved, the affirmative vote of a majority of the votes entitled to be cast on the matter is required. Broker non-votes count for quorum purposes but otherwise will have no impact in the election of directors. Abstentions count for quorum purposes and will have no impact in the election of directors, but will, however, have the same effect as a vote “against” all other proposals. Under the Company’s Second Amended and Restated Certificate of Incorporation, stockholders do not have cumulative voting rights in the election of directors.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of June 24, 2005, certain information regarding beneficial ownership of our common stock by: (1) each person who is known by us to own beneficially more than 5% of the common stock; (2) each member of our Board of Directors, including nominees for director; (3) each of the executive officers listed in the Summary Compensation Table; and (4) all of our executive officers and directors as a group. For purposes of this table, shares are considered “beneficially owned” if the person, either directly or indirectly, has sole or shared power to direct the voting of the securities or has sole or shared power to dispose or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days after June 24, 2005. Unless otherwise indicated in a footnote, each individual or a group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

	Common Shares
	Beneficially Owned(1)

Name of Beneficial Owner	Number	Percent

Wheeling-Pittsburgh Steel Corporation Retiree Benefits Plan Trust(2)	3,903,952	26.75%
Jeffrey L. Gendell(3)	1,392,778	9.54%
Wellington Management Company, LLP(4)	1,277,897	8.76%
Spears Grisanti & Brown, LLC(5)	929,160	6.37%
FMR Corp.(6)	885,916	6.07%
Veredus Asset Management LLC(7)	752,979	5.16%
James L. Bowen(8)	5,069	*
Edward J. Curry, Jr.(8)	5,069	*
Michael D. Dingman, Jr.(8)	4,819	*
Robert E. Heaton(8)	5,069	*
Roland L. Hobbs(8)	5,069	*
Alicia H. Munnell(8)	5,069	*
D. Clark Ogle(8)	4,819	*
James B. Riley(8)	5,321	*
Lynn R. Williams(8)	4,819	*
James G. Bradley(9)	40,000	*
Paul J. Mooney(9)	28,572	*
Daniel C. Keaton(9)	28,571	*

	Common Shares
	Beneficially Owned(1)

Name of Beneficial Owner	Number	Percent

Donald E. Keaton(9)	28,571	*
Harry L. Page(9)	28,571	*
All executive officers and directors as a group (18 persons)(10)	288,621	1.98%

*	Less than 1%.

(1)	As of March 31, 2005, approximately 33,954 shares of our common stock have been reserved for issuance upon the resolution of certain disputed claims filed by our creditors. Shares of common stock reserved for this purpose that are not ultimately required to be issued to satisfy disputed claims will be distributed on a pro rata basis to the other members of that class of creditors. Accordingly, as we settle disputed claims, the number of shares and the corresponding percentage of common stock beneficially owned by certain persons listed in the table may increase slightly over time without further action on the part of such persons.

(2)	Represents shares issued to the Retiree Benefits Plan, or VEBA trust. These shares are held of record by WesBanco Bank, Inc., as trustee of the VEBA trust, which is subject to the direction of US Trust Company, N.A. in its capacity as independent fiduciary for the VEBA trust, with respect to the disposition and voting of the shares. The address of US Trust Company, N.A. is 600 14th Street, N.W. Washington, D.C. 20005-3314. The address of the VEBA trust is c/o WesBanco Bank, Inc., as trustee, One Bank Plaza, Wheeling, WV 26003.

(3)	As reported in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Mr. Gendell, individually, and as managing member of Tontine Management, L.L.C., general partner of Tontine Partners, L.P., managing member of Tontine Capital Management, L.L.C., and managing member of Tontine Overseas Associates, L.L.C. represents 523,813 shares held by Tontine Partners, L.P., 342,931 shares held by Tontine Overseas Associates, L.L.C., and 523,534 shares held by Tontine Capital Management, L.L.C. Tontine Management, L.L.C., the general partner of Tontine Partners, L.P., has the power to direct the affairs of Tontine Partners, L.P., including decisions with respect to the disposition of the proceeds from the sale of shares of common stock. Mr. Gendell is the managing member of Tontine Management, L.L.C. and as such directs their operations and may be deemed to beneficially own all 523,813 shares held by Tontine Partners, L.P. In addition, Mr. Gendell is the managing member of Tontine Overseas Associates, L.L.C. and Tontine Capital Management, L.L.C. and in that capacity directs their operations and may be deemed to beneficially own all 342,931 shares and 523,534 shares held by Tontine Overseas Associates, L.L.C. and Tontine Capital Management, L.L.C., respectively. In addition, the Company is aware of information reported in Form 13F-HR filed with the Securities and Exchange Commission by Mr. Gendell on May 13, 2005 with respect to his holdings as of March 31, 2005. The beneficial ownership table has been updated to reflect the 1,392,778 shares reported in such filing. The address for Mr. Gendell is 31 West 52nd Street, New York, NY 10019.

(4)	The number of shares beneficially owned is based on information reported in an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP on February 14, 2005 with respect to its holdings as of December 31, 2004. In addition, the Company is aware of information reported in Form 13F-HR filed with the Securities and Exchange Commission by Wellington Management Company, LLP on May 13, 2005 with respect to its holdings as of March 31, 2005. The beneficial ownership table has been updated to reflect the 1,277,897 shares reported in such filing. The Form 13F-HR indicates that Wellington Management Company, LLP shares investment discretion and voting authority with Wellington Trust Company, NA with respect to 119,400 shares. In addition, the Form 13F-HR indicates that Wellington Management Company, LLP shares investment discretion and voting authority with Wellington International Management Company Pte Ltd. with respect to 29,100 shares. In addition, the Form 13F-HR indicates that Wellington Management Company, LLP shares investment discretion with Wellington International Management Company Pte Ltd., but has no voting authority, with respect to an additional 165,347 shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(5)	The number of shares beneficially owned is based on information reported in an Amendment No. 1 to Schedule 13G Initial Statement of Acquisition of Beneficial Ownership filed with the Securities and Exchange Commission by Spears Grisanti & Brown LLC on February 11, 2005 with respect to its holdings as of December 31, 2004. In addition, the Company is aware of information reported in Form 13F-HR/A filed with the Securities and Exchange Commission by Spears Grisanti & Brown LLC on May 24, 2005 with respect to its holdings as of March 31, 2005. The beneficial ownership table has been updated to reflect the 929,160 shares reported in such filing. The address of Spears Grisanti & Brown LLC is 45 Rockefeller Plaza, New York, NY 10111.

(6)	The number of shares beneficially owned is based solely on information reported in Form 13F-HR/A filed with the Securities and Exchange Commission by FMR Corp. on May 18, 2005 with respect to its holdings as of March 31, 2005. The Form 13F-HR/A indicates that FMR Corp. shares investment discretion with Fidelity Management & Research Company and FMR Co., Inc., but has no voting authority, with respect to 861,316 shares. In addition, the Form 13F-HR/A indicates that FMR Corp. shares investment discretion with Fidelity Management Trust Company and has sole voting authority with respect to 24,600 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(7)	The number of shares beneficially owned is based solely on information reported in Form 13F-HR filed with the Securities and Exchange Commission by Veredus Asset Management LLC on May 6, 2005 with respect to its holdings as of March 31, 2005. Based solely on such filing, Veredus Asset Management claims sole voting authority over 645,729 shares and no voting authority over 107,250 shares. The address of Veredus Asset Management LLC is 6060 Dutchmans Lane, Suite 320, Louisville, KY 40205.

(8)	Represents shares issuable upon exercise of currently exercisable options to purchase shares of WPC common stock.

(9)	Represents shares originally issued under our 2003 Restricted Stock Plan.

(10)	Includes shares held by Messrs. Bowen, Curry, Dingman, Heaton, Hobbs, Ogle, Riley, Williams, Bradley, Mooney, Keaton, Keaton and Page and Ms. Munnell reported as being beneficially owned by each such person in the beneficial ownership table. The address of all such executive officers and directors is c/o Wheeling-Pittsburgh Corporation, 1134 Market Street, Wheeling, WV 26003.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Company’s Amended and Restated By-laws provide that the Company’s Board of Directors will consist of 11 members, initially being divided into three classes with staggered terms of office. The current classes and terms are as follows: Class 1 Directors — Paul J. Mooney, Alicia H. Munnel and Lynn R. Williams will serve as directors until the date of the 2005 annual meeting of stockholders; Class 2 Directors — James L. Bowen, Michael D. Dingman, Jr., Roland L. Hobbs and D. Clark Ogle will serve as directors until the date of the 2005 annual meeting of stockholders; and Class 3 Directors — James G. Bradley, Edward J. Curry, Jr., Robert E. Heaton and James B. Riley will serve as directors until the date of the 2006 annual meeting of stockholders. Unless changed by a vote of the holders of at least a majority of the shares of common stock, upon expiration of each term of office set forth above, the directors or their successors shall be elected as directors to serve only until the next annual meeting of the stockholders, and beginning with the 2006 annual meeting of stockholders, all directors will be elected annually to serve until the next annual meeting of stockholders.
      Pursuant to the collective bargaining agreement among the United Steel Workers of America (the “USWA”), Wheeling-Pittsburgh Steel Corporation (“WPSC”) and WPC, the USWA has the right to designate two individuals to serve on our Board of Directors. The individuals identified to serve on our Board of Directors by the International President of the USWA must be acceptable to the chairman of the board, whose acceptance must not be unreasonably withheld, and upon such acceptance, recommended by the chairman to our Board’s nominating committee which, absent compelling reasons, must promptly recommend such individual(s) to the full Board for nomination to serve as a director. Once elected, a USWA nominee serves a regular term as director. Messrs. Bowen and Williams currently serve as the USWA designees to our Board of Directors.
      We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of the nominees and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
      Each of the current Class 1 Directors and Class 2 Directors is standing for reelection, to hold office until the date of the Company’s 2006 annual meeting of stockholders. Each nominee elected as a director will continue in office until his or her successor has been elected or qualified, or until his or her earlier death, incapacity, resignation, or removal.
Nominees for Director
     Class 1 Directors — Terms Expiring in 2005
      Paul J. Mooney, age 53, has been a director of the Company since August 2003 and an Executive Vice President and the Chief Financial Officer of the Company and WPSC since October 1997. Previously, he served as the Vice President of WHX Corporation from October 1997 to December 2001. From 1985 to November 1997, Mr. Mooney was a Client Service and Engagement Partner of PricewaterhouseCoopers LLP. He also served, from July 1996 to November 1997, as the National Director of Cross Border Filing Services with the Accounting, Auditing and SEC Services Department of PricewaterhouseCoopers LLP, and from 1988 to June 1996, as the Pittsburgh Site Leader of PricewaterhouseCoopers LLP’s Accounting and Business Advisory Services Department. Mr. Mooney has been a director of WPSC since July 2003.
      Alicia H. Munnell, age 62, became a director of the Company in August 2003. Since 1997, Ms. Munnell has served as the Peter F. Drucker Professor in Management Sciences at Boston College’s Carroll School of Management. Previously, Ms. Munnell was a member of the President’s Council of Economic Advisers and Assistant Secretary of the US Treasury For Economic Policy. Ms. Munnell spent most of her career at the Federal Reserve Bank of Boston where she became Senior Vice President and Director of Research in 1984. Ms. Munnell’s husband is a partner at Bingham McCutchen LLP, a law firm retained by us during the current and immediately prior fiscal year.

      Lynn R. Williams, age 80, became a director of the Company in August 2003. From 1997 to 2003, Mr. Williams served as President of the Steelworkers Organization of Active Retirees. Previously, Mr. Williams was the President Emeritus of the United Steelworkers of America, serving from November 1983 to March 1994. Additionally, since March 1994, Mr. Williams has served as an arbitrator for the AFL-CIO under Article XXI of its constitution. Mr. Williams has served on various boards of directors, including the board of WPSC from January 2001 to August 2003 and from July 1998 to November 2000, the board of WHX Corporation from December 1995 to December 1997, the board of Republic Engineered Products LLC since August 2002, and the board of Republic Technologies International from August 1999 to August 2002. Mr. Williams is a designee of the United Steelworkers of America to the Company’s Board of Directors pursuant to the terms of the collective bargaining agreement among the USWA, WPSC and the Company.
     Class 2 Directors — Terms Expiring in 2005
      James L. Bowen, age 69, became a director of the Company in August 2003. Mr. Bowen served as the President of the West Virginia AFL-CIO from November 1997 through August 2004. Previously, Mr. Bowen served as Vice President for both the West Virginia and the Ohio AFL-CIO. Mr. Bowen was an active member of the United Steelworkers of America for forty-two years, and an International Representative for thirty-two years. He has been involved with the West Virginia AFL-CIO since 1965. Mr. Bowen served as a director of WPSC from July 1998 to August 2003. Mr. Bowen is a designee of the United Steelworkers of America to the Company’s Board of Directors pursuant to the terms of the collective bargaining agreement among the USWA, WPSC and the Company.
      Michael D. Dingman, Jr., age 51, became a director of the Company in August 2003. Since September 2000, Mr. Dingman has served as the Chief Financial Officer of Intrado, Inc., a provider of 9-1-1 information services and systems to telecommunications companies. Prior to joining Intrado, from March 1999 to August 2000, Mr. Dingman had been the Chief Financial Officer and Treasurer of Internet Commerce and Communication (formerly RMI NET, Inc.), which entered Chapter 11 of the US Bankruptcy Code in July 2001 and was purchased by ICC Speed Cell, LLC in October 2001 pursuant to a bankruptcy court-approved asset purchase agreement. Mr. Dingman’s prior work experience includes five years of banking in merger and acquisitions with Lazard Freres in New York during the late 1980’s, three years as an independent consultant specializing in debt restructuring and workouts during the early 1990’s and five years as an investment advisor specializing in corporate retirement plans and high-net-worth accounts.
      Roland L. Hobbs, age 72, has been a director of the Company since 1998 and, since November 2000, he has been a director of WPSC. He was a director of WesBanco Inc., a multi-state bank holding company, from 1976 to April 2004 and Chairman of Oglebay Foundation, Inc. Mr. Hobbs is a member of the Wheeling Park Commission.
      D. Clark Ogle, age 58, became a director of the Company in August 2003. Since April 2004, Mr. Ogle has been a Managing Director of Algon Group LLC and since May 2004, Mr. Ogle has served as Trustee of the Agway Liquidating Trust. Mr. Ogle served from August 2002 to June 2003 as the Chief Executive Officer of Nationsrent, Inc., a $500 million publicly traded company that emerged from Chapter 11 bankruptcy in June 2003. Prior to that time, Mr. Ogle served as President and Chief Executive Officer of Samsonite Commercial Furniture, Inc. from February 2002 to August 2002; as President and Chief Executive Officer of Johnston Industries, a textile company, from March 1998 to July 2001; and as Managing Director of KPMG Peat Marwick LLP, leading the Recovery Practice of the retail and wholesale food industry, from October 1996 to March 1998. Prior to joining KPMG, he was President and Chief Executive Officer of Teamsports, Inc., a sportswear distributor. In addition, Mr. Ogle has held several other senior executive positions in the food and food distribution industry.

Continuing Directors

Class 3 Directors — Terms Expiring in 2006
      James G. Bradley, age 60, became a director of the Company in August 2003 and has been Chairman of the Board since September 2003 and the President and Chief Executive Officer of the Company since April 1998. He was President and Chief Executive Officer of WPSC from April 1998 until May 2005 and has been Chief Executive Officer of WPSC since May 2005. Mr. Bradley was an Executive Vice President of WHX Corporation from April 1998 to August 2003. Previously, he was the President and Chief Operating Officer of Koppel Steel Company from October 1997 to April 1998. From October 1995 to October 1997, Mr. Bradley served as Executive Vice President — Operations of WPSC and as Vice President of WHX Corporation. Mr. Bradley has been a director of WPSC since November 2000.
      Edward J. Curry, Jr., age 59, became a director of the Company in August 2003. Mr. Curry has been Managing Director of CMF Associates LTD, London, England, since June 6, 2005 and has worked as a management consultant with Curry & Hurd LLC providing merger and acquisition, strategic planning and operations consulting since October 2000. From September 1995 to September 2000, Mr. Curry served as Executive Vice President and Chief Operating Officer of Moore Products Co. (acquired by Siemens Energy & Automation, Inc. in February 2000), an international developer and manufacturer of process measurement and control instrumentation, systems and dimensional measurement solutions. Mr. Curry formerly was a certified public accountant in the Commonwealth of Pennsylvania.
      Robert E. Heaton, age 75, became a director of the Company in August 2003. Mr. Heaton has been a director of Blonder Tongue Laboratories, Inc. since March 1998. He also presently serves on the board of directors of Calstrip Steel Corp. In addition, Mr. Heaton has served on the board of directors of Bayou Steel Corporation since 2002, and he was appointed as its chairman of the board of directors in July 2004. Bayou Steel Corporation filed a petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in January 2003 and emerged from Chapter 11 in February 2004. From April 1993 through April 1995, Mr. Heaton served as Vice Chairman of the Stainless Steel Group of Lukens, Inc. From April 1981 through April 1993, Mr. Heaton was President and Chief Executive Officer of Washington Steel Corporation until it was acquired by Lukens, Inc. Mr. Heaton is a past Chairman of the Specialty Steel Industry of North America.
      James B. Riley, age 53, became a director of the Company in August 2003. From January 2001 through August 2004, Mr. Riley served as Senior Vice President and Chief Financial Officer of Chiquita Brands International, Inc., which entered Chapter 11 of the US Bankruptcy Code in November 2001 and completed a financial restructuring on March 19, 2002, when its pre-arranged plan of reorganization under Chapter 11 became effective. Previously, Mr. Riley served as Senior Vice President and Chief Financial Officer of the Elliott Company from May 1999 to January 2001; as Principal of James Burns Riley & Associates from September 1998 to May 1999; and as Executive Vice President and Chief Financial Officer of Republic Engineered Steels, Inc. from November 1989 to September 1998. Mr. Riley has also held various positions with LTV Steel Company, including Manager of Financial Analysis and Planning, Controller Coal Division, Manager of Seamless Pipe Operations, Assistant to the President and Assistant Controller Raw Materials and Assistant Controller of the Bar Division.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends a vote FOR the election of each of the nominees.
CORPORATE GOVERNANCE
Corporate Governance Practices
      The Board of Directors of the Company is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of the Company. The Company’s nominating/governance committee reviews and assesses the Corporate

Governance Guidelines at least annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of all committees of the Company’s Board of Directors, and the Company’s Code of Business Conduct and Ethics for Employees, Executive Officers and Directors are available on our website at www.wpsc.com under the heading “Corporate Structure & Policies.” In addition, our audit committee charter, as amended as of March 2005, is attached as Appendix A to this Proxy Statement.
Director Independence and Meetings
      A majority of the directors on the Company’s Board of Directors are independent. The Board has determined that each of the directors, except for Messrs. Bradley and Mooney, is an “independent director” as defined in the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”).
      The Board of Directors has also determined that all members of the audit committee meet additional, heightened independence criteria applicable to audit committee members under the Nasdaq listing standards. The Board of Directors has further determined that James B. Riley, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).
      During 2004, the Company’s Board of Directors held 9 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served. In addition, it is the Company’s policy that directors should attend the annual meeting of stockholders. Each member of the Company’s Board of Directors attended the Company’s 2004 annual meeting of stockholders.
Committees of the Board of Directors
      The Company’s Board of Directors has established an audit committee, a compensation committee, a nominating/governance committee, an executive committee, a safety committee and a finance committee.

Audit Committee
      Our audit committee currently consists of James B. Riley, Edward J. Curry, Jr., Michael D. Dingman, Jr., Robert E. Heaton and Roland L. Hobbs. The audit committee is responsible for selecting the Company’s independent registered public accounting firm and approving the scope, fees and terms of all audit engagements and permissible non-audit services performed by the independent registered public accounting firm, as well as assessing the independence of the Company’s independent registered public accounting firm from management. The audit committee also assists the Board in oversight of the Company’s financial reporting process and integrity of its financial statements, and also reviews other matters with respect to the Company’s accounting, auditing and financial reporting practices as it may find appropriate or may be brought to its attention. During 2004, the audit committee met 8 times.

Compensation Committee
      Our compensation committee currently consists of Edward J. Curry, Jr., James L. Bowen, Alicia H. Munnell and D. Clark Ogle, each of whom is independent under the Nasdaq listing standards. The compensation committee has authority over all compensation matters for senior executives. In addition, it reviews executive salaries, administers bonuses, incentive compensation and stock plans and approves the salaries and other benefits of our executive officers. Furthermore, the compensation committee consults with our management regarding the Company’s employee benefit plans and compensation policies and practices. During 2004, the compensation committee met 9 times.

Nominating/ Governance Committee
      Our nominating/governance committee currently consists of Michael D. Dingman, Jr., Roland L. Hobbs and D. Clark Ogle and is responsible for recommending to the Board proposed nominees for election to the Board of Directors. Additionally, this committee conducts annual evaluations of the Board of Directors and its committees, and performs an annual review of the Company’s corporate governance guidelines and code of business conduct and ethics, and recommends changes as considered necessary and appropriate. Each of the members of the nominating/governance committee is independent under the Nasdaq listing standards. During 2004, the nominating/governance committee met 5 times.
      The nominating/governance committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. Stockholders wishing to submit recommendations for candidates to be considered for election at the 2006 annual meeting of Stockholders should write to the Corporate Secretary, Wheeling-Pittsburgh Corporation, 1134 Market Street, Wheeling, WV 26003. Any such stockholder must meet and evidence the minimum eligibility requirements specified in Rule 14a-8 under the Exchange Act, and must submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of a candidate(s) for nomination as a director, and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including the number and class of all shares of each class of stock of the Company owned of record and beneficially by each such persons, and the name and address of the submitting stockholder(s).
      In considering Board candidates, the nominating/governance committee takes into consideration the Company’s Corporate Governance Guidelines, the Company’s policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including, but not limited to, the individual’s skills, expertise, industry and other knowledge and business and other experience that would be useful to the effective oversight of the Company’s business. Additionally, the nominating/governance committee will consider the nature of, and time involved, in service on other boards in evaluating the suitability of board candidates. It is the Board’s policy that at all times at least a majority of its members meet the standards of independence promulgated by the Nasdaq and the SEC.
      The Company does not pay a fee to any third party to help it in identifying or evaluating potential nominees, though the nominating/governance committee, pursuant to its charter, has the ability to engage such third parties.

Executive Committee
      Our executive committee currently consists of James G. Bradley, Robert E. Heaton, Roland L. Hobbs and James B. Riley and is authorized to act on behalf of the full Board of Directors between regularly scheduled Board meetings. During 2004, the executive committee met 12 times.

Safety Committee
      Our safety committee currently consists of James L. Bowen, James G. Bradley and Lynn R. Williams. Such committee assists the Board of Directors in promoting the safety of our employees and assuring compliance with applicable safety laws and regulations. In addition, the safety committee develops, recommends to the Board of Directors, and oversees the implementation of such safety guidelines, policies and procedures as it deems necessary. During 2004, the safety committee met 4 times.

Finance Committee
      Our finance committee currently consists of Robert E. Heaton, Paul J. Mooney, Alicia H. Munnell and Lynn R. Williams. It oversees our company’s financial objectives, policies, procedures and activities, and advises the Board of Directors and management with respect to all activities, plans and policies affecting our financial affairs. During 2004, the finance committee met 5 times.

Director Compensation
      Our employees that serve on our Board of Directors do not receive any additional compensation for serving on our Board or on any Board committees. Non-employee directors receive an annual retainer in the amount of $25,000, of which one-half is payable in cash and one-half is payable in stock options. In addition, we pay annual retainers to committee chairpersons ranging in amount from $2,500 to $5,000, also payable one-half in cash and one-half in stock options. Each director is also compensated in the amount of $2,000, payable in cash, for attendance at each Board and committee meeting. Each member of our Board of Directors also receives an initial stock option award valued at $1,000 upon becoming a director and an annual stock option award valued at $10,000. The actual number of shares underlying the stock options issued to a director is determined by dividing the dollar value of each award by one-half of the average closing sales price of our common stock for the five trading days immediately prior to the grant date. The exercise price of such options is equal to the average closing sales price of our common stock for the five trading days immediately prior to the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors. Directors are also eligible to receive grants of stock options and awards under our management stock incentive plan.
Compensation Committee Interlocks and Insider Participants
      Our compensation committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The compensation committee during fiscal 2004 consisted of James L. Bowen, Edward J. Curry, Jr., Alicia H. Munnell and D. Clark Ogle. No member of the compensation committee has ever been an officer or employee of the Company or any of its subsidiaries. We do not have any compensation committee interlocks.
Section 16(a) Beneficial Ownership Reporting Compliance
      Pursuant to Section 16(a) of the Exchange Act, the directors and executive officers and beneficial owners of greater than 10% of the Company’s common stock are required to file reports with the SEC in respect of their ownership of the Company’s securities. The Company believes that during fiscal year 2004 all such required reports were filed on a timely basis, except for a Form 3 — Initial Statement of Beneficial Ownership of Securities inadvertently filed late on behalf of Michael P. DiClemente, an executive officer of the Company.

Executive Compensation
      The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for our chief executive officer and our four other most highly compensated executive officers.
Summary Compensation Table

		Annual Compensation				Long Term Compensation

					Other Annual	Restricted Stock	All Other
Name and Principal Position	Year	Salary	Bonus		Compensation(1)	Awards(2)	Compensation(3)

James G. Bradley(10)	2004	$404,000	$—	(4)	$—	$—	$35,025	(5)(6)
President and Chief Executive	2003	371,088	—		—	900,000	34,500	(5)(6)
Officer of WPC and WPSC	2002	357,917	—		—	—	34,500	(5)(6)

Paul J. Mooney	2004	264,000	44,000	(4)(7)	—	—	20,477	(5)
Executive Vice President and	2003	255,120	44,000	(7)	—	642,855	45,052	(5)(8)
Chief Financial Officer of WPC and WPSC	2002	246,068	—		—	—	45,057	(5)(8)(9)

Donald E. Keaton	2004	179,723	28,800	(4)(7)	—	—	17,150	(5)
Vice President of WPSC	2003	171,808	28,800	(7)	—	642,855	14,900	(5)
	2002	160,053	—		—	—	14,831	(5)

Harry L. Page(11)	2004	163,200	27,200	(4)(7)	—	—	29,850	(6)
Vice President of WPSC	2003	157,657	27,200	(7)	—	642,855	29,850	(6)
	2002	151,505	—		—	—	29,719	(6)

Daniel C. Keaton	2004	158,400	26,400	(4)(7)	—	—	18,025
Senior Vice President of WPSC	2003	147,641	26,400	(7)	—	642,855	14,025
	2002	147,641	—		—	—	14,025

(1)	Does not include perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such named executive officer.

(2)	Represents the dollar value of stock awards issued August 1, 2003, based on the stock price at that time, pursuant to our restricted stock plan upon emergence from bankruptcy as an incentive to remain with the Company. James G. Bradley was awarded 60,000 shares. Paul J. Mooney was awarded 42,858 shares, and Harry L. Page, Donald E. Keaton and Daniel C. Keaton each received 42,857 shares. One-third of such shares vested upon the closing of our underwritten public offering of common stock in September 2004, and one-third will vest two business days after the date on which we release earnings for the second quarter in each of 2005 and 2006. Based on the $38.54 closing price of WPC common stock at December 31, 2004, the dollar value of restricted stock holdings for each named executive officer was as follows: $1,541,600 with respect to 40,000 restricted shares held by Mr. Bradley, $1,101,165 with respect to 28,572 restricted shares held by Mr. Mooney, $1,101,126 with respect to 28,571 restricted shares held by each of Mr. Donald Keaton, Mr. Page and Mr. Daniel Keaton. Shares of restricted stock awarded under the restricted stock plan are entitled to receive dividends, if any, declared on the common stock, except where such restricted shares have been forfeited.

(3)	Amounts shown, unless otherwise noted, reflect company contributions to qualified pension plans.

(4)	Does not include a performance bonus for 2004 awarded by the Compensation Committee of the Board of Directors in February 2005 as follows: Mr. Bradley — $100,000, Mr. Mooney — $68,750, Mr. Donald Keaton — $45,000, Mr. Page — $42,500, and Mr. Daniel Keaton — $41,250. Also does not include an EAF bonus awarded by the Compensation Committee of the Board of Directors in February 2005 as follows: Mr. Bradley — $200,000, Mr. Mooney — $137,500, Mr. Donald Keaton — $90,000, Mr. Page — $85,000 and Mr. Daniel Keaton — $82,500.

(5)	Includes a payment from OCC of $5,000 paid as a Board Member Special Bonus.

(6)	Includes a payment of $12,000 as a member of the Board of Directors of Wheeling-Nisshin.

(7)	Includes payments under terms of each executive’s employment agreement for supplemental pension or life insurance coverage approved for payment by the Board of Directors, in cash, in March 2004 and January 2005.

(8)	Includes a payment of $25,000 in lieu of insurance premium in 2003 and 2002.

(9)	Does not include the cash surrender value of $75,005 for an insurance policy purchased for Mr. Mooney and transferred to him in 2002.

(10)	Mr. Bradley’s salary was increased to $520,000 per annum effective November 1, 2004.

(11)	Effective April 1, 2005, Mr. Page was appointed as President and Chief Operating Officer of WPSC with a base salary of $260,000 per annum.
Pension Plan
      All salaried employees are covered by a defined contribution pension plan with contributions based on age and salary. In 1998, the Company established a tax-qualified defined benefit plan (the “Salaried Pension Plan”) covering salaried employees employed as of January 31, 1998, which provides a guaranteed minimum benefit based on years of service and compensation. The total retirement benefit payable from the Salaried Pension Plan is offset by (i) the annuitized value of the employee’s defined contribution plan account balance, (ii) the employee’s accrued benefit payable by the Pension Benefit Guaranty Corporation, or PBGC, relating to a defined benefit pension plan terminated in 1985, and (iii) the employee’s accrued benefit, as of July 31, 2003, under a WHX-sponsored pension plan (collectively the “Offset Amounts”).
      The following table shows (without giving effect to the Offset Amounts) the estimated annual retirement benefits in straight life annuity amounts payable to our salaried employees covered by the Salaried Pension Plan upon normal retirement at age 62.

	Annual Estimated Benefits
	Years of Credit Service at Age 62

Final Average Compensation	15	20	25	30	35

$125,000	$24,375	$32,500	$40,625	$48,750	$56,875
150,000	29,250	39,000	48,750	58,500	68,250
175,000	34,125	45,500	56,875	68,250	79,625
200,000	39,000	52,000	65,000	78,000	91,000
225,000	39,000	52,000	65,000	78,000	91,000
250,000	39,000	52,000	65,000	78,000	91,000
300,000	39,000	52,000	65,000	78,000	91,000
400,000	39,000	52,000	65,000	78,000	91,000
500,000	39,000	52,000	65,000	78,000	91,000
      Compensation for pension calculation purposes includes base salary and periodic bonuses. Items such as relocation allowance and personal perquisites are excluded. Compensation for all of the named executive officers does not substantially differ from that set forth above in the Summary Compensation Table except for the restrictions required by Internal Revenue Service statutory limits.
      The years of credited service as of December 31, 2004 for each of the named executive officers were as follows: James G. Bradley — 9 years; Paul J. Mooney — 7 years; Donald E. Keaton — 7 years; and Daniel C. Keaton — 23 years.
      Benefits for the Salaried Pension Plan are computed by multiplying the employee’s final average compensation by 1.3% multiplied by the number of years of continuous service at termination. This amount is actuarially reduced for retirement prior to age 62 and is reduced by the Offset Amounts. For purposes of computing benefits under the Salaried Pension Plan, the term “final average compensation” means the highest consecutive 36 months of compensation in the final 120 months of employment.

Long-Term Stock Incentive Plans

2003 Management Stock Incentive Plan
      Our management stock incentive plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to employees of WPC and its affiliates, including officers and employee directors. Non-qualified stock options and stock purchase rights, including restricted stock and stock grants, may also be granted to employees, including officers and directors and to non-employee directors and consultants. The Board of Directors or a designated committee administers our management stock incentive plan and determines the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the vesting and the form of consideration payable upon such exercise.

2003 Restricted Stock Plan
      In accordance with our plan of reorganization, we established a restricted stock plan pursuant to which we have granted to selected key employees a total of 500,000 shares of our common stock. No additional shares are authorized for issuance under the restricted stock plan. All of the grants made under the plan will vest in increments of one-third of the total grant to each individual pro rata over three years; one-third of which has vested and one-third of which will vest two business days after the earnings release for the second quarter in each of 2005 and 2006. The shares granted will not be transferable until they vest, and to the extent not vested at termination of employment will be forfeited and returned to us. Until vested or forfeited, the recipient of each grant under our restricted stock plan will be the owner of the shares granted, with the right to vote and receive any dividends paid in respect of the shares.
Equity Compensation Plan Information
      The following table sets forth information as of December 31, 2004 with respect to our equity compensation plans:

Number of Securities
Remaining Available
for Future Issuance
under Equity
	(a) Number of Securities to be	(b) Weighted Average	Compensation Plans
	Issued upon Exercise of	Exercise Price of	(excluding Securities
	Outstanding Options,	Outstanding Options,	reflected in Column
Equity Compensation Plans(1)	Warrants and Rights	Warrants and Rights	(a))

Not approved by stockholders	37,008	$14.76	962,992
Approved by stockholders	—	—	—

	37,008	$14.76	962,992

(1)	Under the terms of the 2003 Management Stock Incentive Plan, the Company reserved 1,000,000 shares of Common Stock for issuance. Additionally, the Company reserved 500,000 shares of Common Stock for issuance under the 2003 Restricted Stock Plan. However, all 500,000 reserved shares were awarded, effective August 1, 2003, pursuant to our approved Plan of Reorganization and no shares remain available for issuance under the Restricted Stock Plan.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      On February 16, 2005, an Amended and Restated Retention Agreement (each, an “Agreement,” and collectively, the “Agreements”) was entered into with each of James G. Bradley, President and Chief Executive Officer of the Company and Wheeling-Pittsburgh Steel Corporation, a wholly owned subsidiary of the Company (“WPSC”); Paul J. Mooney, Executive Vice President and Chief Financial Officer of the Company and WPSC; John W. Testa, Vice President, Secretary and Treasurer of the Company and Senior Vice President, Chief Restructuring Officer and Corporate Secretary of WPSC; Donald E. Keaton,

Vice President, Steel Manufacturing and Procurement of WPSC; Harry L. Page, formerly the Vice President, Engineering, Technology & Metallurgy of WPSC and currently the President and Chief Operating Officer of WPSC; Steven W. Sorvold, Vice President, Commercial of WPSC and Daniel C. Keaton, Senior Vice President, Human Resources and Public Relations of WPSC (each an “Executive”). The Agreements supersede, in their entirety, the Post-Bankruptcy Retention Agreements, effective August 1, 2003, entered into with the Executives pursuant to the Plan of Reorganization of the Company and its subsidiaries under Chapter 11 of the US Bankruptcy Code.
      The Agreements provide for a minimum annual base salary beginning on August 1, 2003 (subject to subsequent increases by the Board of Directors) of $400,000 for Mr. Bradley; $275,000 for Mr. Mooney; $156,000 for Mr. Testa; $180,000 for Mr. Donald Keaton; $170,000 for Mr. Page; $165,000 for Mr. Daniel Keaton; and $140,000 for Mr. Steven Sorvold, subject to annual review and upward adjustment at the determination of the Board of Directors. Each Agreement has a stated term until August 31, 2006, although earlier termination by the Company is permitted in certain circumstances. Each Executive will be eligible to receive annual bonuses and customary fringe benefits. In addition to annual bonuses, the Agreements provide for a special one-time bonus equal to one-half of the Executive’s then annual salary payable at the performance acceptance date (as defined) of WPSC’s electric arc furnace (which bonuses were paid in the first quarter of 2005, at the discretion of the Compensation Committee). Further, in addition to customary fringe benefits, the Agreements, with the exception of Mr. Bradley’s, provide for an annual contribution of not less than $25,000 for nonqualified supplemental pension or life insurance benefits for the benefit of each Executive.
      The Agreements provide for non-compete, non-solicitation and confidentiality provisions to protect us. Each Agreement, with the exception of Mr. Bradley’s, provides that immediately prior to the expiration of the term, if the Executive is still employed and for any reason has not entered into a new employment agreement or an extension of the existing agreement, the Executive will receive a payment equal to monthly salary multiplied by the Executive’s number of years of service and fractional year of service, up to a maximum of one times annual salary. This payment will be reduced by any other cash severance payable to the Executive.
      The Executive’s employment may be terminated prior to the end of the term with or without “cause,” as defined in each Agreement, and each Executive may resign with or without “good reason,” as defined. No severance or other special termination payments will be made under the Agreements if the Executive is terminated with cause or the Executive resigns without good reason. Pursuant to the Agreements, with the exception of Mr. Bradley’s, if the Executive is terminated without cause or resigns for good reason, the Executive will receive a payment in an amount equal to his highest annualized salary in effect during the one year period immediately preceding the termination date, and will be entitled to receive payment of a pro rata bonus amount determined in accordance with the applicable bonus plan. If the termination with cause or resignation for good reason occurs within one year following a change of control (as defined in the Agreements) of the Company or WPSC, the Executive will receive a payment equal to two times his highest annual salary in effect during the one year immediately preceding the date of the change of control and will also be entitled to a pro rata bonus amount. The Agreement provides for an equivalent change in control severance benefit if the Executive resigns for any reason within the period of 30 days beginning six months immediately following a change of control of the Company or WPSC. The Agreement also entitles each Executive to the change of control severance payments described above even if the termination occurs prior to the date of a change of control, in circumstances constituting good reason, where it is reasonably demonstrated that such circumstances (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change of control, or (ii) otherwise arose in connection with or anticipation of a change of control. Under Mr. Bradley’s Agreement, upon any termination without cause or resignation for good reason, he will receive a payment equal to three times his highest annualized salary in effect during the one year period immediately preceding the termination date, and will be entitled to receive payment of a pro rata bonus amount determined in accordance with the applicable bonus plan. Alternatively, Mr. Bradley is entitled to payment equal to three times his highest annualized salary in effect during the one year immediately preceding the date of termination and a pro rata bonus amount upon any resignation (whether with good reason or not) within six months following a change of control of the Company or WPSC.
      In addition, the Agreements will terminate prior to their scheduled expiration date in the event of an Executive’s death or disability. Upon a termination of the Executive’s employment due to his disability, he will continue to receive his base salary and fringe benefits through the earlier of his death or the date that the Executive becomes eligible for disability income under our existing long-term disability plan or workers’ compensation plan. Mr. Bradley’s Agreement also provides for a supplemental pension benefit. Pursuant to his Agreement, Mr. Bradley is entitled to receive a supplemental pension benefit upon his retirement or other termination of his employment on or after the expiration date (August 31, 2006) in an annual amount equal to 25% of his then-current salary. That amount will be payable annually for the remainder of Mr. Bradley’s life or ten years, whichever is longer. If Mr. Bradley retires or otherwise terminates employment prior to the expiration date of his Agreement, his annual supplemental pension payment will be reduced by two percentage points for each full or partial year by which his service from August 1, 2003 through his termination is less than three years. Mr. Bradley may elect to have his supplemental pension benefit paid in either a single lump sum (based on reasonable actuarial assumptions) or in a series of equal monthly installments.
      On February 16, 2005, the Company entered into an agreement with James E. Muldoon, Vice President, Business Development, of WPSC, providing for certain severance payments upon the occurrence of specified events following, or in connection with, a change of control of the Company or WPSC. The terms of the agreement is until August 31, 2006, except as otherwise extended by agreement of the parties, or in accordance with its terms in the event of a change of control. The terms and conditions of the agreement are substantially similar to those governing change of control severance payments payable to the Executives under the Agreements.
Certain Relationships and Related Transactions
      The Company owns 35.7% of the outstanding common stock of Wheeling-Nisshin, Inc. (Wheeling-Nisshin), which is accounted for using the equity method of accounting. The Company had sales to Wheeling-Nisshin of $246.7 million, $61.7 million, $96.0 million and $152.5 million during 2004, the five months ended December 31, 2003, the seven months ended July 31, 2003 and for the year ended December 31, 2002, respectively. Sales to Wheeling-Nisshin are made at prevailing market prices. The Company received dividends from Wheeling-Nisshin of $2.5 million, $2.5 million and $1.25 million during 2004, the seven months ended July 31, 2003 and year ended December 31, 2002, respectively. At December 31, 2004, the Company had accounts receivable due from Wheeling-Nisshin, Inc. of $1.6 million and had accounts payable to Wheeling-Nisshin of $2.5 million.
      The Company owns 50% of the outstanding common stock of Ohio Coatings Corporation (OCC), which is accounted for using the equity method of accounting. The Company had sales to OCC of $121.1 million, $39.8 million, $68.2 million and $106.2 million during 2004, the five months ended December 31, 2003, the seven months ended July 31, 2003 and the year ended December 31, 2002, respectively. Sales to OCC are made at prevailing market prices. At December 31, 2004, the Company had accounts receivable due from OCC of $9.7 million and had accounts payable to OCC of $.9 million. At December 31, 2004, the Company had a loan receivable due from OCC of $9.7 million, which bears interest at approximately 5% per annum. The Company recorded interest income on the loan receivable of $.5 million. $.3 million, $.4 million and $.7 million during 2004, the five months ended December 31, 2003, the seven months ended July 31, 2003 and the year ended December 31, 2002, respectively, and received payments on the loan of $1.7 million. $.3 million and $.6 million during 2004, the five months ended December 31, 2003 and the seven months ended July 31, 2003, respectively.
      James G. Bradley serves on the board of directors of Wheeling-Nisshin and OCC. Harry L. Page, President and Chief Operating Officer for WPSC, serves on the board of directors of Wheeling-Nisshin. Paul J. Mooney, our Executive Vice President and Chief Financial Officer, and Donald E. Keaton, Vice President of Steel Manufacturing and Procurement for WPSC, serve on the board of directors of OCC.

      During the year ended December 31, 2004, we contributed an aggregate 169,622 shares of our common stock to the VEBA trust in respect of our quarterly VEBA trust obligations. See Note 16 to the consolidated financial statements in Item 8 of our annual report on Form 10-K for further information concerning these contributions.
Audit Committee Report
      The Board appoints an audit committee each year to review the Company’s financial matters. The members of the audit committee are James B. Riley, Edward J. Curry, Jr., Michael D. Dingman, Jr., Robert E. Heaton and Roland L. Hobbs. Each member of the Company’s audit committee meets the independence requirements applicable to audit committee members set by the SEC and Nasdaq.
      The primary purpose of the audit committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting activities. The audit committee meets with the Company’s independent registered public accounting firm and reviews the scope of their audit, report and recommendations. The audit committee also has sole authority for the selection of the Company’s independent registered public accounting firm. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management. The audit committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 and has discussed the independence of PricewaterhouseCoopers LLP with representatives of such firm.
      Based on their review and the discussions described above, the audit committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and be filed with the SEC.

AUDIT COMMITTEE:
James B. Riley (Chairman)
Edward J. Curry, Jr.
Michael D. Dingman, Jr.
Robert E. Heaton
Roland L. Hobbs
      THE FOREGOING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.
Compensation Committee Report on Executive Compensation

General
      The Compensation Committee (the “Committee”) is composed of four members, appointed by the Board, each of whom satisfies the applicable independence requirements of the Nasdaq National Market, Inc., the rules and regulations of the Securities and Exchange Commission, and qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934.

Compensation Philosophy
      The Committee believes that total executive compensation at the Company should be competitive in the aggregate. The Committee uses comparative data of business and labor market competitors, including data supplied by a nationally recognized executive compensation consulting firm, to gauge the competitive marketplace, to be performance oriented, to link compensation to the interests of stockholders by promoting performance that will enhance stockholder value, and finally, to promote long-term careers with the Company.

Compensation of Executive Officers
      During 2004, the Committee, working with Towers Perrin, met 9 times to discuss existing elements of executive compensation and to consider future elements consistent with the Compensation Committee Charter and the compensation philosophy set forth above. The elements of the Company’s executive compensation program for 2004 were: (i) Base Salary, which was set by the post-bankruptcy retention agreements as part of the Company’s reorganization plan approved by the Bankruptcy Court for the Northern District of Ohio effective August 1, 2003; (ii) a cash payment in lieu of supplemental pension or life insurance benefits payable pursuant to the terms of each executive’s post-bankruptcy retention agreement, as amended; (iii) for Messrs Bradley, Mooney, Page and Donald E. Keaton, payments for service as a member of the Board of Directors of either or both of the Company’s joint-ventures, OCC and Wheeling-Nisshin; and (iv) standard employee benefit plans. No awards were made to executive officers in 2004 under the 2003 Management Stock Incentive Plan or the 2003 Restricted Stock Plan. In 2005, the Board of Directors approved the payment of (x) the one-time EAF Bonus payable under the terms of each executive’s Post-Bankruptcy Retention Agreement, calculated as 50% of base pay, for successful completion of the new electric arc furnace project which started up in November 2004 and is the cornerstone of the Company’s strategic plan, and (y) a 2004 performance bonus, each as set forth in footnote 4 to the Summary Compensation Table. The Committee considered the performance of the Company compared to its 2004 business plan as well as the progress and ramp-up compared to projections for the EAF in deciding to approve the bonus payments.

Compensation of Chief Executive Officer
      The Committee’s compensation philosophy with respect to the compensation of the Company’s Chief Executive Officer is to provide a level of compensation that is aligned with the long-term interest of the shareholders and competitive with similarly situated executives at comparable companies, including incentive opportunities related to the Company’s profitability and long-term success as reflected by the appreciation of the Company’s stock.
      Mr. Bradley received an employment agreement as part of the Company’s plan of reorganization which provides for an annual salary of not less than $400,000; 60,000 restricted shares of the Company’s common stock that vest over a three-year period; a one-time, 50% of base pay incentive bonus upon successful completion of the electric arc furnace project (which was paid in February 2005); and a pension supplement beginning at age 62. Under the plan of reorganization, Mr. Bradley’s base pay (as well as the base pay of the other executive officers) was reduced by 15% through April 2004 and, thereafter was paid at the contractual rate until November 2004. Effective November 1, 2004, Mr. Bradley’s base salary was increased to $520,000 per annum. The Committee considered, among other items, the performance of the Company during the period since emerging from bankruptcy, the market conditions in the steel industry and a study prepared by compensation consultants which compared Mr. Bradley’s base salary with that of his peers at other steel manufacturers and at other companies of similar size. The Committee did not rely on a specific formula or weighting factor. The Committee is continuing to work with compensation consultants to determine the competitive level of total compensation for Mr. Bradley.

Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as “performance-based” as defined under the Code. The Committee intends to obtain the fullest compensation deduction possible without sacrificing the flexibility needed to recognize the reward desired performance. The Committee believes that all compensation provided to the Company’s executive officers in 2004 is fully deductible.

COMPENSATION COMMITTEE:
Edward J. Curry, Jr. (Chairman)
James L. Bowen
Alicia H. Munnell
D. Clark Ogle
      THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.

Stockholder Return Performance Graph
      The following performance graph compares the total stockholder return of an investment in the Company’s common stock to that of the Nasdaq Stock Market (U.S. Companies) Index (the “NASDAQ U.S. Index”) and the S&P Steel Index for the period commencing October 28, 2003, the date on which the Company’s common stock was first publicly traded, and ending December 31, 2004. The graph assumes an initial investment of $100 on October 28, 2003, in each of the Company’s common stock, the Nasdaq U.S. Index and the S&P Steel Index, and that all dividends were reinvested. No cash dividends have been paid or declared on the Company’s common stock. The historical information set forth below is not necessarily indicative of future performance. The Company does not make or endorse any predictions as to future stock performance.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG WHEELING-PITTSBURGH CORPORATION,
NASDAQ U.S. INDEX AND S&P STEEL INDEX
ASSUMES $100 INVESTED ON OCTOBER 28, 2003
ASSUMES DIVIDEND REINVESTMENT
      The material in this graph is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of Wheeling-Pittsburgh Corporation under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

	10/28/03	12/31/03	03/31/04	06/30/04	09/30/04	12/31/04

Wheeling-Pittsburgh Corporation	$100.00	$262.37	$236.24	$224.30	$336.67	$414.41

NASDAQ U.S. Index	$100.00	$103.65	$102.93	$105.99	$98.35	$112.80

S&P Steel Index	$100.00	$129.82	$138.50	$157.45	$175.71	$207.92

Independent Registered Public Accounting Firm
      The accounting firm of PricewaterhouseCoopers LLP has been appointed as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005. A representative of PricewaterhouseCoopers LLP, which served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004, is expected to be present at the annual meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.
      The following fees were billed by PricewaterhouseCoopers LLP to the Company for services performed on behalf of the Company in 2003 and 2004, as described below:
      Audit Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2004 and of its internal control over financial reporting as of December 31, 2004 were $1,140,918 of which $798,798 was billed in 2004. The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2003 were $505,148 of which $373,398 was billed in 2003. Such fees included the audit of the primary financial statements $370,709, testing of the fresh start balance sheet $63,240, and services related to filings with the SEC in connection with the reorganization $71,199.
      Audit-Related Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP for audit-related services for the years ended December 31, 2004 and December 31, 2003 were $105,000 and $82,345, respectively. These fees were for the audits of employee benefit plans.
      Tax Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the years ended December 31, 2004 and December 31, 2003 were $52,610 and $321,021, respectively.
      All Other Fees: The aggregate fees, including expenses, for professional services rendered by PricewaterhouseCoopers LLP, other than for services referred to above, for the years ended December 31, 2004 and December 31, 2003 were $10,560 and $36,885, respectively.
Pre-Approval of Audit and Non-Audit Services
      The Company’s audit committee has the sole authority to approve the scope, fees and terms of all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, subject to the “de minimus” exception under the Exchange Act permitting waiver of such pre-approval requirements for non-audit services in certain limited instances. Pursuant to the Company’s audit committee charter, the audit committee considers whether the provision of non-audit services by the independent registered public accounting firm, on an overall basis, is compatible with maintaining the independent auditor’s independence from management. None of the non-audit professional services rendered by PricewaterhouseCoopers LLP in 2004 were approved pursuant to the “de minimus” exception described above.
SOLICITATION STATEMENT
      The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company’s regular employees by telephone or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of common stock in the names of the Company’s nominees for their reasonable expenses in sending solicited material to their principals.
STOCKHOLDER PROPOSALS
      Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than March 2, 2006. Additionally, pursuant to Rule 14a-5(e)(2) under the Exchange Act, any proposal intended to be presented by a stockholder at the next annual meeting that is not included in our notice of meeting and proxy statement will be considered to be untimely unless submitted to the Company not later than May 16, 2006. In the event that the date of the 2006 annual meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary date of the 2005 Annual Meeting of Stockholders, the Company intends to provide notice of the change to such deadline dates in a quarterly report on Form 10-Q or by any other means reasonably calculated to inform our stockholders. If we do not receive notice by the prescribed date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2006 annual meeting of Stockholders will use their discretion in voting the proxies if and when these matters are raised at the meeting. Proposals must be in writing and mailed to our Corporate Secretary, at our principal executive offices, Wheeling-Pittsburgh Corporation, 1134 Market Street, Wheeling, West Virginia 26003.
COMMUNICATIONS WITH BOARD OF DIRECTORS
      Stockholders may send other communications to the Board of Directors by mailing them to James G. Bradley, Chairman of the Board, c/o the Corporate Secretary at the address above. All such communications are held available for review by the Chairman. As instructed by the Chairman, the Corporate Secretary will review the communications, and forward to the Chairman those that are relevant to, and consistent with, the Company’s operations, policies and philosophies. However, all communications are held available for the Chairman’s review.
OTHER MATTERS
      So far as now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the meeting or any adjournment thereof, in accordance with the discretion of the persons named therein, including the postponement or adjournment of the meeting.
ANNUAL REPORT ON FORM 10-K
      The Company is concurrently sending all of its stockholders of record as of the Record Date a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Such report contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004.

By Order of the Board of Directors,

John W. Testa, Secretary
Wheeling, West Virginia
June 29, 2005

APPENDIX A
Audit Committee Charter
Charter
      This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Wheeling-Pittsburgh Corporation (the “Company”). At least annually, the Committee shall review and reassess this charter and recommend any proposed changes to the Board for its approval. The Company shall make this charter available on its website at www.wpsc.com.
Purpose
      The Committee shall assist the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditors. In doing so, it is the goal of the Committee to maintain free and open communication among the Committee, independent auditor and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and shall have the authority to obtain advice and assistance from outside legal, accounting or other advisers without seeking approval from the Board of Directors, and the costs of such experts engaged by the audit committee shall be paid by the Company.
Membership
      The Committee shall be composed of at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and otherwise satisfy the independence requirements of The Nasdaq National Market, Inc. (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”).
      All Committee members shall be able to read and understand fundamental financial statements, and at least one member shall have accounting or related financial management expertise sufficient to satisfy the requirements of Nasdaq.
      The Committee shall be appointed by the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board. The chairman of the Committee shall be appointed by the Board. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.
Meetings
      The Committee shall meet as often as it shall determine, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or any consultant to, the Committee.

      Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the frequency, location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board.
Responsibilities and Processes
      The primary responsibility of the Committee is to select, and ensure the independence of, the independent auditor, oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.
      The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. In addition, the Committee is authorized to engage, and the Company shall provide funding for and pay the costs of, such independent counsel and other advisors as the Committee may determine is in the best interests of the Company and its stockholders to assist the Committee in carrying out its duties.
      The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation and costs of any such counsel and other advisors and to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Company also shall provide appropriate funding, as determined by the Committee, for payment of ordinary administrative costs and expenses of the Committee that are necessary or appropriate in carrying out its duties.
      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Relating to the Independent Auditor

•	The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable, and must report directly, to the Committee, as representatives of the Company’s stockholders. The Committee shall have the sole authority to appoint, terminate and replace the independent auditor. The Committee may receive input from management on these matters but shall not delegate these responsibilities. The Committee shall be responsible for the oversight of the independent auditor, including the resolution of any disagreements between management and the independent auditor regarding financial reporting or other matters.

•	The Committee shall have the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent auditor. The Committee shall pre- approve all audit and permissible non-audit services to be performed for the Company by the independent auditor, giving effect to the “de minimus” exception for ratification of certain non-audit services set forth in Section 10A(a)(i)(1)(B) of the Exchange Act. On an annual basis, the Committee shall consider whether the provision of non-audit services by the independent auditor, on an overall basis, is compatible with maintaining the independent auditor’s independence from management.

•	The Committee shall discuss with the auditors their independence from management and the Company, and shall review all written disclosures required by the Independence Standards Board to be provided by the independent auditor. The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, to the extent required by law.

Relating to the Company’s Internal Audit Function

•	The Committee shall review the appointment and/or replacement of the senior member of the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) or, at the discretion of the Board, select and contract with an outside accounting firm to serve as the Company’s internal auditors and to perform the Company’s internal audit function.

•	The Committee shall advise the senior member of the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department (or other person, persons or outside firm responsible for the Company’s internal audit function) and management’s responses thereto and review such reports.

•	The Committee shall discuss with the Company’s independent auditors responsibilities of the internal audit department (or such other person, persons or outside firm responsible for the Company’s internal audit function), the budget and staffing relative to the Company’s internal audit function and any recommended changes in the planned scope of the Company’s internal audit.

Relating to Audits and Financial Statements

•	The Committee shall discuss with the independent auditor the overall scope and plans for the annual audit. In addition, the Committee shall discuss with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

•	The Committee shall review with management and the independent auditor the audited financial statements (including management’s discussion and analysis contained therein) to be included in the Company’s Annual Report on Form 10-K, including its judgment as to the quality, and not only the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting principles. Based on the foregoing and on review of other information made available to the Committee, the Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K. In addition, the Committee shall prepare annually a report to the stockholders of the Company, as required by the rules of the Commission.

•	The Committee shall similarly review the interim financial statements with management and the independent auditor prior to the filing of the each of the Company’s Quarterly Reports on Form 10-Q. The Committee also shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted accounting standards. The chairman of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee also shall obtain from the independent auditor assurance that Section 10A(b) of the

Exchange Act (including auditor discovery that illegal acts may have occurred) has not been implicated.

•	The Committee shall review each report of the independent auditor, delivered to the Committee pursuant to Section 10A(k) under the Exchange Act, concerning: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall review the disclosures made by officers of the Company in the certification required to be filed (a) as part of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls and (b) pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, regarding the compliance of periodic reports and their fair presentation of the Company’s financial statements and results of operations.

Relating to Other Compliance Matters

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and shall monitor ongoing compliance with those provisions.

•	The review and approval of the Committee shall be required prior to the Company entering into any transactions with a related party.

•	The Committee shall review such other reports, adopt such other policies and implement such other procedures as shall be necessary to comply with the rules and regulations that, from time to time, may be established by Nasdaq or the Commission.
Adopted March 2005

WPC-PS-05

WHEELING-PITTSBURGH CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/wpsc	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

[WPCCM - WHEELING-PITTSBURGH CORPORATION] [FILENAME: ZWPC31.ELX] [VERSION - (1)] [06/13/05] [orig. 06/13/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZWPC31

☒	Please mark votes as in this example.	# WPC

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT EACH OF THE DIRECTOR NOMINEES.

1.	To elect the following nominees to serve as directors until the date of the Company’s 2006 Annual Meeting of Stockholders and in each case until their successors have been duly elected and qualified.		2.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting, including the postponement or adjournment of the Meeting.
	Nominees:	(01) Paul J. Mooney, (02) Alicia H. Munnell, (03) Lynn R. Williams, (04) James L. Bowen, (05) Michael D. Dingman, Jr., (06) Roland L. Hobbs and (07) D. Clark Ogle

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

To withhold authority to vote for any nominee(s), print name above.

Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Note: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

Signature:	Date:	Signature:	Date:

[WPCCM — WHEELING-PITTSBURGH CORPORATION] [FILE NAME: ZWPC32.ELX] [VERSION - (1)] [06/13/05] [orig. 06/13/05]

DETACH HERE	ZWPC32

PROXY

WHEELING-PITTSBURGH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of Wheeling-Pittsburgh Corporation, a Delaware corporation (the “Company”), does hereby appoint James G. Bradley, Paul J. Mooney and John W. Testa and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Pittsburgh International Airport, 1111 Airport Boulevard, Pittsburgh, Pennsylvania 15231, on August 4, 2005, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

     The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of 2005 Annual Meeting and Proxy Statement, and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT EACH OF THE DIRECTOR NOMINEES.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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